EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces First Quarter 2010 Results

Westlake, OH (May 10, 2010):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the first quarter ended March 31, 2010.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on March 31, 2010, that were operated by TA continuously during the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR.  A reconciliation that shows the calculation of EBITDAR from net loss, the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles, or GAAP, also appears in the supplemental data.

At March 31, 2010, TA’s business included 229 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 63 that were operated under the “Petro” brand name.

	Three Months Ended March 31,
	2010	2009
	(in thousands, except per share amounts)
Revenues	$1,383,619	$966,629
Net loss	$(41,216)	$(18,039)

Weighted average number of shares:
Basic	17,269	16,632
Diluted	17,269	16,632

Net loss per share:
Basic	$(2.39)	$(1.08)
Diluted	$(2.39)	$(1.08)

Supplemental Data:
Total fuel sales	$1,118,569	$703,908
Fuel gross margin	$50,233	$60,461

Total nonfuel sales	$261,759	$259,361
Nonfuel gross margin	$151,455	$152,731

EBITDAR	$33,184	$52,770

Business Commentary

During the three months ended March 31, 2010, the continued difficult economic conditions in the U.S. presented TA with significant operating challenges.  TA’s results for the first quarter of 2010 compared to the first quarter of 2009 reflected unfavorable changes in net loss, which increased by $23.2 million, and in EBITDAR, which declined by $19.6 million.  Although other factors have an effect, fuel gross margins tend to be lower during periods of rising fuel prices and higher during periods of falling fuel prices.  Fuel commodity prices gradually rose in 2009 and through the first quarter of 2010.  As a result, TA’s fuel gross margin was $10.2 million lower in the first quarter of 2010 than the first quarter of 2009, despite an increase in same site fuel sales volume in the first quarter of 2010.  TA’s nonfuel gross margin as a percentage of nonfuel revenues on a same site basis for the first quarter of 2010 declined from the prior year quarter due to a shift in revenues to lower margin products and services.  Additionally, operating expenses increased as a percentage of nonfuel sales on a same site basis, primarily due to increases in self-insurance claim costs that are unrelated to sales levels, to increases in certain credit card transaction fees that result from increased fuel sales levels and fuel prices, and to TA’s increased maintenance costs.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  During the first quarter of 2010, TA experienced an increase in same site fuel sales volume of 9.1%, compared with the first quarter of 2009.  This increase resulted primarily from increased trucking activity attributable to increased economic activity in the U.S. during the first quarter of 2010, compared to the same period of the prior year, and continued the positive trend that began in the fourth quarter of 2009 after the negative trend that had persisted since 2007 had moderated throughout the first three quarters of 2009.  However, TA continues to operate at levels well below those of 2007.

Same Site Change in Fuel Sales Volume (1)	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	9.1%	-16.3%	-12.9%
Second quarter ended June 30	—	-10.7%	-16.3%
Third quarter ended September 30	—	-3.6%	-17.2%
Fourth quarter ended December 31	—	2.4%	-13.8%
Full year	—	-7.4%	-15.0%

(1)  Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

Nonfuel sales for the 2010 first quarter increased from the comparable period of 2009 largely due to increased customer traffic in TA’s travel centers as a result of increased trucking activity.  The percentage increase in nonfuel revenues was lower than the percentage increase in fuel volumes; TA believes this may be because its customers continued their conservative discretionary spending which began during the recent U.S. economic recession.

Capital Expenditures and Liquidity

During the three months ended March 31, 2010, TA invested $6.1 million in capital projects and received $1.8 million of funding from its principal landlord, Hospitality Properties Trust, or HPT, under the terms of the tenant improvements allowance with no corresponding increase in rent.  TA’s current capital plan for 2010 anticipates expenditures of approximately $63 million, some of which may be funded by HPT under TA’s lease agreements with HPT. At March 31, 2010, $5.4 million of funding remained available, without an increase in rent payments, under the tenant improvements allowance from HPT, which amount would be discounted in accordance with our amended lease with HPT to the extent those funds are received on an accelerated basis.

Pursuant to an arrangement with HPT, TA has the option to defer up to $5 million of rent for each month during 2010.  Any deferred rent and interest thereon not previously paid are due on July 1, 2011.  TA has taken all deferrals available to date, including $15 million to date in 2010, $60 million during 2009 and $30 million during 2008.

At March 31, 2010, TA had approximately $155.3 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At March 31, 2010, no amounts were outstanding under this facility, but a substantial portion of the facility was utilized to support letters of credit required by TA in the ordinary course of its business.  As more fully described in the notes to TA’s financial statements to be filed in TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, this facility is collateralized principally by a portion of our inventory, accounts receivable and cash.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Conference Call:

On May 10, 2010, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2010.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (888) 215-6982.  Participants calling from outside the United States and Canada should dial (913) 981-5517.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (719) 457-0820.  The replay pass code is 1674962.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s first quarter 2010 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HPT MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH TA’S CASH ON HAND AND CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR TO MEET ITS OBLIGATIONS;

•                  THIS PRESS RELEASE STATES THAT TA’S CAPITAL PLAN FOR 2010 ANTICIPATES EXPENDITURES OF APPROXIMATELY $63 MILLION.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $63 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2010.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE;

•                  THE STATEMENTS IN THIS PRESS RELEASE THAT TA HAD $155.3 MILLION OF CASH AND CASH EQUIVALENTS AT MARCH 31, 2010, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY, AND THAT TA OWNS UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH; AS OF MARCH 31, 2010, $63.3 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS, TA HAS COLLATERALIZED THIS FACILITY WITH A PORTION OF ITS WORKING CAPITAL ITEMS, INCLUDING A PORTION OF ITS CASH, AND TA DOES NOT KNOW THE EXTENT TO WHICH IT COULD MONETIZE ITS EXISTING UNENCUMBERED REAL ESTATE.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  THIS PRESS RELEASE STATES THAT TA’S FUEL SALES VOLUME ON A SAME SITE BASIS FOR THE FIRST QUARTER OF 2010 INCREASED OVER THE FIRST QUARTER OF 2009.  THIS STATEMENT MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET AND/OR MAY NOT CONTINUE.  ACCORDINGLY, TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNPREDICTABLE AND UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RETAIN ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS.  IN ADDITION, TA IS OBLIGATED TO PAY HPT ALL DEFERRED RENT AND UNPAID INTEREST THEREON BY JULY 1, 2011.  AS OF MARCH 31, 2010, TA HAS DEFERRED AN AGGREGATE OF $105 MILLION OF RENT AND MAY DEFER UP TO AN ADDITIONAL $45 MILLION OF RENT THROUGH 2010.  THERE CAN BE NO ASSURANCES THAT TA WILL HAVE THE NECESSARY FUNDING TO REPAY BY JULY 1, 2011, ALL AMOUNTS OF DEFERRED RENT AND INTEREST THEREON;

•                  IF THE RECENT DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY CONTINUE TO SUFFER LOSSES;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED; AND

•                  AS A RESULT OF THE LARGE VOLUME OF PUBLIC TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY REALIZE.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY TWO QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS”, AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2010.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Fuel	$1,118,569	$703,908
Nonfuel	261,759	259,361
Rent and royalties	3,291	3,360
Total revenues	1,383,619	966,629

Cost of goods sold (excluding depreciation):
Fuel	1,068,336	643,447
Nonfuel	110,304	106,630
Total cost of goods sold (excluding depreciation)	1,178,640	750,077

Operating expenses:
Site level operating	152,544	144,856
Selling, general & administrative	19,328	19,001
Real estate rent	58,538	58,469
Depreciation and amortization	10,394	9,690
Total operating expenses	240,804	232,016

Loss from operations	(35,825)	(15,464)

Equity in income of equity investees	77	75
Interest income	231	844
Interest expense	(5,529)	(3,282)
Loss before income taxes	(41,046)	(17,827)
Provision for income taxes	170	212
Net loss	$(41,216)	$(18,039)

Weighted average shares outstanding:
Basic and diluted	17,269	16,632
Net loss per share:
Basic and diluted	$(2.39)	$(1.08)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$155,278	$155,632
Accounts receivable, net	84,464	71,870
Inventories	124,596	129,185
Leasehold improvement receivable(1)	5,080	6,768
Other current assets	48,505	47,143
Total current assets	417,923	410,598

Property and equipment, net	413,884	417,458
Intangible assets, net	28,138	28,885
Other noncurrent assets	28,519	28,419
Total assets	$888,464	$885,360

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$128,393	$97,701
Other current liabilities	121,258	121,984
Total current liabilities	249,651	219,685

Capitalized lease obligations	100,552	101,248
Deferred rental allowance	79,530	81,222
Deferred rent	105,000	90,000
Other noncurrent liabilities	79,698	78,452
Total liabilities	614,431	570,607

Shareholders’ equity	274,033	314,753
Total liabilities and shareholders’ equity	$888,464	$885,360

(1)    The total leasehold improvement receivable amounts represent, as of the stated dates, the then remaining, estimated discounted amount of funds TA expected to receive from HPT in connection with the tenant improvements allowance under the lease with HPT for TA branded travel centers, which provides for up to $125,000 of funding without an adjustment to the amount of rent payable under that lease.  The total remaining undiscounted amount available at March 31, 2010, was $5,370.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2010	2009
Calculation of EBITDAR:(1)
Net loss	$(41,216)	$(18,039)
Add: income taxes	170	212
Add: depreciation and amortization	10,394	9,690
Deduct: interest income	(231)	(844)
Add: interest expense(2)	5,529	3,282
Add: real estate rent expense(3)	58,538	58,469
EBITDAR(3)	$33,184	$52,770

(1) TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2) Interest expense included the following:

	Three Months Ended March 31,
	2010	2009
HPT rent classified as interest	$2,186	$2,269
Interest on deferred rent payable to HPT	2,850	—
Amortization of deferred financing costs	70	590
Other	423	423
	$5,529	$3,282

(3)    Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $45,858 and $44,702 during the three month periods ended March 31, 2010 and 2009, respectively, while the total rent amounts expensed during the quarters ended March 31, 2010 and 2009, were $58,538 and $58,469, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to receive funding from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  The rent payments to HPT that TA deferred under the deferral agreement are recognized in expense under GAAP although they were not paid in cash.  A reconciliation of these amounts is as follows:

	Three Months Ended March 31,
	2010	2009

Cash rental payments to HPT	$43,367	$42,338
Other cash rental payments	2,491	2,364
Total cash rent	45,858	44,702
Adjustments for:
Noncash straight line rent accrual — HPT	1,757	2,757
Noncash straight line rent accrual — other	68	108
Difference between rent accrued and rent paid	429	476
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)
Amortization of capital lease obligations	(696)	(613)
Rent payments classified as interest expense	(2,186)	(2,269)
Total amount expensed as rent	$58,538	$58,469

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on March 31, 2010, that were operated by TA since January 1, 2009.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended March 31,
	2010	2009	Change
Number of company operated travel centers(2)	186	186

Total fuel sales volume (gallons)	483,432	443,136	9.1%

Total fuel revenues	$1,076,835	$677,660	58.9%

Total fuel gross margin	$50,068	$59,769	-16.2%

Total nonfuel revenues	$261,715	$258,816	1.1%
Total nonfuel gross margin	$151,412	$152,474	-0.7%

Nonfuel gross margin percentage	57.8%	58.9%	-106 b.p.

Total gross margin	$201,480	$212,243	-5.1%
Site level operating expenses(3)	$152,396	$144,099	5.8%

Net	$49,083	$68,144	-28.0%

(1)        Includes operating data of company operated travel centers only, including two travel centers owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)        Includes travel centers that were operated by TA during the entire period presented.

(3)        Excludes real estate rent expense.

(End)